EXHIBIT (f)(1)

COLUMBIA FUNDS

FORM OF DEFERRED COMPENSATION AGREEMENT

The following constitute the terms and conditions of the Deferred Compensation Agreement (the “Agreement”) under the Columbia Funds Deferred Compensation Plan for Eligible Trustees (the “Plan”), made on this             day of                     , 2009, by and between the registered open-end investment companies listed on Appendix A hereto (the “Funds”), and                     (the “Trustee”) residing at                                                              . The provisions of this amended and restated Plan document shall apply only to Compensation Deferrals made with respect to Compensation earned after December 31, 2004 (the “Effective Date”).

WHEREAS, the Trustee is serving as a trustee of the Funds for which he is entitled to receive trustees’ fees;

WHEREAS, the Trustee is not an employee, distributor, administrator or advisor of any of the Funds or their affiliates;

WHEREAS, the Funds and the Trustee desire to enter into an agreement or amend an existing agreement whereby the Funds provide to the Trustee a vehicle under which the Trustee can defer receipt of trustees’ fees payable by the Funds; and

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the Funds and the Trustee hereby agree as follows:

1.	DEFINITION OF TERMS AND CONDITIONS

1.1 Definitions. Unless a different meaning is plainly implied by the context, the following terms as used in this Agreement shall have the following meanings:

(a) “Beneficiary” shall mean such person or persons designated to receive distributions from the Trustee’s Deferral Account after the death of the Trustee. For purposes of this definition, the Beneficiary shall be the person or persons so designated by the Trustee in a written instrument filed with the Secretary of the Funds. In the event the Trustee fails to properly designate a Beneficiary, his Beneficiary shall be the Trustee’s surviving spouse, or, in the event that the Trustee does not have a surviving spouse, the Trustee’s estate.

(b) “Board of Trustees” shall mean one or more of the Boards of Trustees of the Funds, as the context requires.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

(d) “Compensation” shall mean all fees paid by the Funds to the Trustee for a given Deferral Year, prior to a reduction for Compensation Deferrals made under this Agreement and excluding any reimbursements of reasonable expenses associated with the Trustee’s service on the Board of Trustees.

(e) “Compensation Deferral” shall mean the total amount of Compensation the Trustee elects to defer in accordance with the provisions of Section 3 of this Agreement, together with any amounts previously deferred pursuant to a compensation deferral agreement under a predecessor to this Plan.

(f) “Deferral Account” shall mean the account maintained to reflect the Trustee’s Compensation Deferrals made under this Agreement, as well as any other credits or debits thereto, including any amounts previously deferred pursuant to a compensation deferral agreement under a predecessor to this Plan.

(g) “Deferral Year” shall mean each calendar year during which the Trustee makes, or is entitled to make, Compensation Deferrals under Section 3 below.

(h) “Disability” shall mean that a Trustee has become disabled as defined in Code Section 409(a)(2)(C), the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.1

(i) “Distribution Commencement Date” shall mean the date when distributions from the Trustee’s Deferral Account shall commence under Section 4.1 below.

(j) “Valuation Date” shall mean the last business day of each calendar quarter and any other day upon which the Funds make a valuation of the Deferred Account.

1.2 Plurals and Gender. Where appearing in this Agreement, the singular shall include the plural and the masculine shall include the feminine, unless the context clearly indicates a different meaning.

1.3 Headings. The headings and sub-headings in this Agreement are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

1.4 Separate Agreement for Each Fund. This Agreement is drafted, and shall be construed, as a separate agreement between the Trustee and each of the Funds.

[1]	Code Section 409A(a)(2)(C) provides the following definition of “disabled”:

For purposes of subparagraph (A)(ii), a participant shall be considered disabled if the participant—

(i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii) is, by reason of any medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the participant’s employer.

2.	PERIOD DURING WHICH COMPENSATION DEFERRALS ARE PERMITTED

2.1 Commencement of Compensation Deferrals. The Trustee may elect to defer receipt of Compensation by executing an election form provided by and filed with the Secretary of the Funds prior to the first day of the Deferral Year to which the election applies. Notwithstanding the foregoing, if the Trustee is newly elected or appointed to the Board of Trustees after the commencement of a calendar year, he may elect to defer any unpaid fees earned after his service as Trustee has commenced by filing an election form with the Secretary of the Funds either (i) before beginning service as a Trustee or (ii) within 30 days after beginning service as a Trustee. However, no amounts may be deferred until after the elections in the forms attached hereto as Forms A, B and C have been filed. Any such deferral election with respect to newly elected or appointed Trustees shall apply only to Compensation earned and payable following the date the Trustee files the election form.

2.2 Termination of Deferrals. The Trustee shall not be eligible to make Compensation Deferrals after the earlier of the following dates:

(a) The date when he ceases to serve as a Trustee of the Funds; or

(b) The effective date of the termination of this Agreement.

3.	COMPENSATION DEFERRALS

3.1 Compensation Deferral Elections.

(a) Except as provided below, in order to defer amounts under this Plan the Trustee must file an executed election form with the Secretary of the Funds in the manner described in Section 2.1 above. The election form must set forth the amount of the Compensation Deferral in whole percentage amounts, and must specify the time period over which the Trustee’s Deferral Account will be distributed, in accordance with Section 4.1. Compensation Deferrals shall be withheld from each payment of Compensation by the Funds to the Trustee based upon the percentage amount elected by the Trustee in his election form. A sample election form is attached as Form A hereto, but may be revised by the Board of Trustees from time to time.

(b) The Compensation Deferral shall remain effective for all subsequent Deferral Years unless it is canceled or modified as provided below. If the Trustee files multiple election forms with the Secretary of the Funds before the commencement of any given Deferral Year, the latest dated election form shall take effect.

(c) The Trustee may cancel or modify the amount of his Compensation Deferrals for prospective Deferral Years by filing a revised election form with the Secretary of the Funds. Such change will be effective as of the first day of the Deferral Year following the date the revised election form is filed with the Secretary of the Funds. Compensation Deferrals already credited to the Trustee’s Deferral Account are irrevocable and cannot be distributed in any manner other than as provided under this Agreement.

3.2 Valuation of the Deferral Account.

(a) The Funds shall establish a Deferral Account to which will be credited an amount equal to the Trustee’s Compensation Deferrals under this Agreement. The Deferral Account shall be a bookkeeping entry only, and shall be established solely as a device for the measurement and determination of the amounts to be paid out to the Trustee under the Plan. Alternatively, the Board of Trustees, in its sole discretion, may select an independent recordkeeper to maintain the Deferral Accounts. The establishment of a Deferral Account shall not confer the right for the Trustee to receive any asset held by the Funds in connection with the Plan or otherwise.

(b) Compensation Deferrals shall be allocated to the Deferral Account on the first business day following the date such Compensation Deferrals are withheld from the Trustee’s Compensation and shall be deemed invested pursuant to Section 3.3 below. The Deferral Account shall be debited to reflect any distributions from such Account. Such debits shall be allocated to the Deferral Account as of the date such distributions are made.

(c) As of each Valuation Date, any income, gain and loss equivalents (determined as if the Deferral Account were invested in the manner set forth under Section 3.3 below) attributable to the period following the preceding Valuation Date shall be credited to and/or deducted from the Trustee’s Deferral Account.

(d) The Funds shall provide the Trustee with an annual statement, which shall reasonably reflect the valuation of Trustee’s Deferral Account.

3.3 Investment of Deferral Account Balance.

(a) The Trustee may designate a deemed investment of all or part of his Deferral Account in various “investment media” made available by the Funds. As of each Valuation Date, the balance of his Deferral Account shall be credited with a return on investment or charged with an investment loss as if the Trustee were actually invested in such investment media. The investment media shall be used solely for the purpose of determining hypothetical investment gains and losses to be credited to the Trustee’s Deferral Account as of each Valuation Date, and the Funds shall have the right, but no obligation, to actually invest the Deferral Account in the investment media selected. The investment media available to the Trustee as of the date of this Agreement are listed on Appendix B hereto, but may be revised by the Funds from time to time. The Trustee may prospectively designate deemed investment media for Compensation Deferrals made with respect to a future Deferral Year that is different from the Trustee’s designation of deemed investment media for one or more prior Deferral Years.

(b) Except as provided under Section 3.3(c) below, the Trustee’s Deferral Account shall be deemed to be invested in accordance with his investment designations, provided such designations conform to the provisions herein. In order to designate a deemed investment in the investment media, the Trustee must file an executed form with the Secretary of the Funds setting forth the proportions of the Deferral Account to be invested in percentage amounts. A sample designation form is attached as Form B hereto, but may be revised by the Board of Trustees from time to time. Such designation shall remain effective until the Trustee amends his designation or the investment media is cancelled by the Funds as herein provided. The Trustee may amend his investment designation as of the end of each calendar quarter by filing a new form with the Secretary of the Funds prior to the end of such calendar quarter. A timely change to the Trustee’s investment designation shall become effective on the first day of the calendar quarter following receipt by the Secretary of the Funds.

(c) If:

(1) the Trustee does not furnish the Secretary of the Funds with complete, written investment instructions, or

(2) the written investment instructions from the Trustee are unclear,

then the Trustee’s election to make Compensation Deferrals hereunder shall be held in abeyance and have no force and effect, and he shall be deemed to have designated Columbia Treasury Reserves for all prior Compensation Deferrals until such time as the Trustee shall provide the Secretary of the Funds with complete investment instructions. Notwithstanding the above, the Board of Trustees, in its sole discretion, may disregard the Trustee’s election and determine that all Compensation Deferrals shall be deemed to be invested in investment media determined by the Board of Trustees. In the event that any investment medium under which a portion of the Trustee’s Deferral Account is deemed to be invested ceases to exist, such portion of the Deferral Account thereafter shall be attributed to the successor investment medium or, if none, Columbia Treasury Reserves, subject in each case to subsequent investment designations.

(d) Any changes to the available investment media and any limitations on the maximum or minimum percentages of the Trustee’s Deferral Account that may be invested in particular investment media shall be communicated to the Trustee from time to time by the Secretary of the Funds.

4.	DISTRIBUTIONS FROM DEFERRAL ACCOUNT

4.1 (a) In General. Except as provided below, cash distributions from the Trustee’s Deferral Account shall commence during the first calendar quarter following the later of (i) the calendar quarter in which the Trustee attains age sixty-five (65) or (ii) the calendar quarter in which the Trustee terminates service as a Trustee (the later of (i) or (ii) above being referred to herein as the “Distribution Commencement Date”). For purposes of this Section, termination of service shall include retirement, death, Disability or any other voluntary or involuntary termination of his service as a Trustee.

The Trustee may elect to receive cash distributions from his Deferral Account in either (i) generally equal quarterly installments over an elective period of between one (1) and ten (10) years or (ii) a lump sum to be paid during the first calendar quarter following the Distribution Commencement Date, provided that the Trustee files a distribution election form with the Secretary of the Funds by the later of December 31, 2007 or at the time of the Trustee’s initial deferral election. A sample distribution election form is attached as Form C hereto, but may be revised by the Board of Trustees from time to time. The Trustee may make a separate election to receive distributions from his Deferral Account in the forms provided under (i) or (ii) above with respect to Compensation Deferrals made in a Deferral Year; provided that any such election is filed by the Trustee by the later of December 31, 2007 or at the time of the Trustee’s deferral election with respect to the Compensation Deferrals made by the Trustee with respect to such Deferral Year, or is amended in accordance with Section 4.1(b) below. Any such election by a Trustee for the form of distribution provided under (i) or (ii) above for Compensation Deferrals made with respect to any Deferral Year shall be deemed to be the same as the Trustee’s most recent prior election unless the Trustee makes an alternative election by the deadlines specified in this Section 4.1(a).

(b) Amendments. If the Trustee files an amended distribution election form with respect to any Compensation Deferrals, the new election form (i) must be filed with the Secretary of the Funds at least one year prior to the Trustee’s Distribution Commencement Date previously elected with respect to such Compensation Deferrals, (ii) shall not be effective until one (1) year has elapsed from the date of filing of such form, (iii) must provide for a Distribution Commencement date that is at least five (5) years after the Distribution Commencement Date that such election is changing, except to any extent that a Trustee’s service as Trustee terminates as a result of the Trustee’s Disability or death, and (iv) must be in conformance with the requirements of Code Sections 409A(a)(3) and 409A(a)(4)(C) (regarding acceleration or delay of timing of distributions), the regulations thereunder, and any other published interpretive authority, as amended from time to time.

(c) Default. If no valid distribution election exists, then cash distributions from the Trustee’s Deferral Account shall be paid either (i) in a lump sum to be paid during the first calendar quarter following the Distribution Commencement Date if the Trustee’s termination of service is due to death, or (ii) in generally equal quarterly installments over a period of five (5) years beginning during the first calendar quarter following the Distribution Commencement Date if the distribution commences due to the Trustee’s attainment of age sixty-five (65) or his termination of service for any other reason.

(d) Incapacity. If the Board of Trustees shall determine that the Trustee or Beneficiary is, at the time when the Deferral Account shall be distributed, a minor or is physically or mentally incompetent to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Trustee or Beneficiary and that no guardian, committee or other representative of the estate of the Trustee or Beneficiary shall have been duly appointed, the Funds may distribute the Deferral Account otherwise payable to the Trustee or Beneficiary to such other person or institution (including a “custodian” under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act or corresponding legislation, who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the distribution of the Deferral Account.

4.2 Liquidation, Dissolution or Sale of the Funds. Notwithstanding the foregoing, in the event of the liquidation, dissolution or winding up of a Fund, the Plan maintained by such Fund shall be terminated, and all unpaid amounts in the Deferral Accounts of the Trustees with respect to such Fund as of the effective date of such dissolution shall be paid in a lump sum to the Trustees on or about such effective date. In the event of the liquidation, dissolution or winding up of a Fund that a Trustee has designated as a deemed investment for all or part of his Deferral Account pursuant to Section 3.3(a) above, the Trustee’s deferrals hereunder that were treated as though invested in such Fund will be redirected (i) to other Fund(s) designated by such Trustee or (ii) if such Trustee does not properly provide investment instructions, pursuant to Section 3.3(c) above.

For purposes of the above paragraph, a sale, conveyance or transfer of the Fund’s assets to a trust, partnership, association or another corporation in exchange for cash, shares or other securities with the transfer being made subject to, or with the assumption by the transferee of, the liabilities of the Fund shall not be deemed a dissolution of the Fund.

4.3 Notwithstanding the foregoing, the payment of a Trustee’s Deferral Account may be accelerated to any extent necessary for a Trustee who is, or becomes a Federal officer or employee in the executive branch, to comply with an ethics agreement with the United States government, as provided under Treas. Regs. Section 1.409A-3(j)(4)(iii), or any successor similar provision or published interpretive authority. In addition, the Board of Trustees shall have the authority and discretion to authorize any other acceleration or delay of the payment of a Trustee’s Deferral Account by an amendment to this Plan; provided that such amendment meets the requirements of Code Sections 409A(a)(3) and 409A(a)(4)(C) (regarding acceleration or delay of timing of distributions), the regulations thereunder, and any other published interpretive authority, as amended from time to time.

5.	ADMINISTRATION AND INTERPRETATION.

5.1 Administration. This Agreement and Plan shall be administered by the Board of Trustees. The Board of Trustees shall have the sole authority and discretion necessary or appropriate to interpret and implement the terms of the Plan and Agreement. The Board of Trustees may delegate its responsibilities as it sees fit, provided that such delegation shall be made by a majority vote of the Board of Trustees. Notwithstanding any other provision of the Plan to the contrary, the Board of Trustees shall administer and construe the Agreement and Plan in accordance with Code section 409A, the regulations thereunder, and any other published interpretive authority, as amended from time to time. The Trustee must abstain from voting on any matters that relate primarily to himself or that would cause him to be deemed in constructive receipt of amounts credited to his Deferral Account for purposes of taxation under the Code.

5.2 Amendment and Suspension. The Board of Trustees may at any time in its sole discretion amend this Agreement or the Plan or suspend further Compensation Deferrals; provided, however, that no such amendment or suspension shall adversely affect the right of the Trustee to receive amounts previously credited to his Deferral Account. Upon any amendment of this Agreement or the Plan, the Funds and the Trustee shall execute such amendment or restatement as may be appropriate to evidence such amendment. Any such restatement of this Agreement or the Plan shall supersede any prior version of the Agreement or the Plan, but shall not supersede any prior election form, investment media designation form or Beneficiary designation form. In addition, all amendments and suspensions must comply with Code section 409A, the regulations thereunder, and any other published interpretive authority, as amended from time to time.

5.3 Termination. The Agreement and Plan shall automatically terminate on the date when all benefits have been paid from the Agreement and Plan and no Trustee has any right to or expectation of payment of further benefits under the Agreement or Plan. In addition, the Board of Trustees may terminate the Agreement and the Plan and distribute all unpaid amounts in any Trustee’s Deferral Account to such Trustee, or to his or her beneficiaries; provided that such termination of the Agreement and Plan and acceleration of benefits is permitted under Treas. Regs. Section 1.409A-3(j)(4)(ix) and any other published interpretive authority, as amended from time to time.

5.4 Agents. The Board of Trustees and the Funds may employ agents and provide for such clerical, legal, actuarial, accounting, advisory or other services as they deem necessary to perform their duties under this Agreement. The Trustee shall not bear the cost of such services or any other general expenses incurred in connection with the administration of this Agreement.

5.5 Counsel. The Board of Trustees and the Funds may consult with legal counsel with respect to the meaning or construction of this Agreement, its obligations or duties hereunder or with respect to any action or proceeding or any question of law, and it shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of legal counsel.

6.	MISCELLANEOUS

6.1 Rights of Creditors.

(a) All amounts payable in accordance with this Agreement and the Plan shall constitute a general unsecured obligation of the Funds. The Funds are under no obligation to transfer the Trustee’s Compensation Deferrals to any investment, trust or escrow account, and the Funds are under no obligation to secure amounts credited to the Trustee’s Deferral Account by any specific assets of any Fund or other assets in which any Fund has an interest. If the Funds elect to purchase any investments in order to cover their obligations under this Agreement, such investments shall continue for all purposes to be considered a part of the general assets and property of the Funds and subject to the claims of their general creditors.

(b) The Trustee and his Beneficiaries have the status of unsecured creditors of the Funds with respect to the distribution of the Trustee’s Deferral Account. Except to the extent expressly provided under Section 4 above, neither the Trustee nor his Beneficiaries shall have any rights to receive a distribution of the Deferral Account.

(c) This Agreement is executed on behalf of the Funds by an officer of the Funds as such and not individually. Any obligation of any Fund hereunder shall be an unsecured obligation of the Fund and not of any other person.

6.2 Liability and Indemnification. Except for its own gross negligence, willful misconduct or willful breach of this Agreement, each Fund shall be indemnified and held harmless by the Trustee against liability or losses occurring in connection with this Agreement by reason of any act or omission of the Fund or any other person.

6.3 Cooperation of Parties. All parties to this Agreement and any person claiming any interest hereunder agree to perform any and all acts and to execute any and all documents and papers, which are necessary or desirable for carrying out this Agreement or any of its provisions.

6.4 Governing Law. This Agreement is made and entered into in the State of North Carolina and all matters concerning its validity, construction and administration shall be governed by the laws of that State.

6.5 No Guarantee of Trusteeship. Nothing contained in this Agreement shall be construed as a guaranty or right of any Trustee to be continued as a Trustee of one or more of the Funds (or of a right of a Trustee to any specific level of Compensation) or as a limitation of the right of any of the Funds, by shareholder action or otherwise, to remove any of their Trustees.

6.6 Spendthrift Provision. The Trustee’s and Beneficiaries’ interests in the Deferral Account shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charges. Any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such interests shall be void, nor shall any portion of any such right hereunder be in any manner payable to any assignee, receiver or trustee, or be liable for such person’s debts, contracts, liabilities, engagements or torts, or be subject to any legal process to levy upon or attach.

6.7 Notices. For purposes of this Agreement, all notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by U.S. registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service, addressed to the Trustee at the home address set forth in the Funds’ records and to the Funds at their principal place of business, provided that all notices to the Funds shall be directed to the attention of the Secretary of the Funds or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

6.8 Entire Agreement. This Agreement contains the entire understanding between each Fund and the Trustee with respect to the payment of non-qualified elective Compensation Deferrals by the Funds to the Trustee.

6.9 Interpretation of Agreement. Interpretation of, and determinations related to, this Agreement made by the Funds in good faith, including any determinations of the amounts of the Deferral Account, shall be conclusive and binding upon all parties; and the Funds shall not incur any liability to the Trustee for any such interpretation or determination so made or for any other action taken by it in connection with this Agreement in good faith.

6.10 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, each Fund and its successors and assigns and to the Trustee and his heirs, executors, administrators and personal representatives.

6.11 Severability. In the event any one or more provisions of this Agreement are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

6.12 Execution of Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

COLUMBIA FUNDS SERIES TRUST II

BofA Funds Series Trust

TRUSTEE

Signature:

Print Name:

Date:

THE FUNDS

Signature:

Print Name of Officer:

Date:

APPENDIX A

LIST OF FUNDS

Columbia Funds Series Trust

Columbia Funds Master Investment Trust, LLC

Columbia Funds Variable Insurance Trust I

Columbia Funds Series Trust II

BofA Funds Series Trust

APPENDIX B

LIST OF ELIGIBLE INVESTMENT MEDIA

COLUMBIA NATIONS BOARD FUNDS

Columbia Funds Series Trust

1.	Columbia Asset Allocation Fund II
2.	Columbia California Intermediate Municipal Bond Fund
3.	Columbia California Tax-Exempt Reserves
4.	Columbia Cash Reserves
5.	Columbia Connecticut Municipal Reserves
6.	Columbia Convertible Securities Fund
7.	Columbia Daily Cash Reserves
8.	Columbia Georgia Intermediate Municipal Bond Fund
9.	Columbia Global Value Fund
10.	Columbia Government Plus Reserves
11.	Columbia Government Reserves
12.	Columbia High Income Fund
13.	Columbia International Value Fund
14.	Columbia Large Cap Core Fund
15.	Columbia Large Cap Enhanced Core Fund
16.	Columbia Large Cap Index Fund
17.	Columbia Large Cap Value Fund
18.	Columbia LifeGoal Balanced Growth Portfolio
19.	Columbia LifeGoal Growth Portfolio
20.	Columbia LifeGoal Income and Growth Portfolio
21.	Columbia LifeGoal Income Portfolio
22.	Columbia Marsico 21st Century Fund
23.	Columbia Marsico Focused Equities Fund
24.	Columbia Marsico Global Fund
25.	Columbia Marsico Growth Fund
26.	Columbia Marsico International Opportunities Fund
27.	Columbia Maryland Intermediate Municipal Bond Fund
28.	Columbia Massachusetts Municipal Reserves
29.	Columbia Masters International Equity Portfolio
30.	Columbia Mid Cap Index Fund
31.	Columbia Mid Cap Value Fund
32.	Columbia Money Market Reserves
33.	Columbia Multi-Advisor International Equity Fund
34.	Columbia Municipal Reserves
35.	Columbia North Carolina Intermediate Municipal Bond Fund
36.	Columbia New York Tax-Exempt Reserves
37.	Columbia Overseas Value Fund

38.	Columbia Short Term Bond Fund
39.	Columbia Short Term Municipal Bond Fund
40.	Columbia Small Cap Growth Fund II
41.	Columbia Small Cap Index Fund
42.	Columbia Small Cap Value Fund II
43.	Columbia South Carolina Intermediate Municipal Bond Fund
44.	Columbia Tax-Exempt Reserves
45.	Columbia Total Return Bond Fund
46.	Columbia Treasury Reserves
47.	Columbia Virginia Intermediate Municipal Bond Fund

Columbia Funds Series Trust II

48.	Columbia Retirement 2005 Portfolio
49.	Columbia Retirement 2010 Portfolio
50.	Columbia Retirement 2015 Portfolio
51.	Columbia Retirement 2020 Portfolio
52.	Columbia Retirement 2025 Portfolio
53.	Columbia Retirement 2030 Portfolio
54.	Columbia Retirement 2035 Portfolio
55.	Columbia Retirement 2040 Portfolio

COLUMBIA ATLANTIC BOARD FUNDS

Columbia Funds Series Trust I

56.	Columbia Asset Allocation Fund
57.	Columbia Balanced Fund
58.	Columbia Blended Equity Fund
59.	Columbia Bond Fund
60.	Columbia California Tax-Exempt Fund
61.	Columbia Conservative High Yield Fund
62.	Columbia Contrarian Core Fund
63.	Columbia Core Bond Fund
64.	Columbia Connecticut Intermediate Municipal Bond Fund
65.	Columbia Connecticut Tax-Exempt Fund
66.	Columbia Disciplined Value Fund
67.	Columbia Dividend Income Fund
68.	Columbia Emerging Markets Fund
69.	Columbia Energy & Natural Resources Fund
70.	Columbia Federal Securities Fund
71.	Columbia Greater China Fund
72.	Columbia High Yield Municipal Fund
73.	Columbia High Yield Opportunity Fund
74.	Columbia Income Fund
75.	Columbia Intermediate Bond Fund

76.	Columbia Intermediate Municipal Bond Fund
77.	Columbia International Bond Fund
78.	Columbia International Growth Fund
79.	Columbia International Stock Fund
80.	Columbia Large Cap Growth Fund
81.	Columbia Liberty Fund
82.	Columbia Massachusetts Intermediate Municipal Bond Fund
83.	Columbia Massachusetts Tax-Exempt Fund
84.	Columbia Mid Cap Core Fund
85.	Columbia Mid Cap Growth Fund
86.	Columbia New Jersey Intermediate Municipal Bond Fund
87.	Columbia New York Intermediate Municipal Bond Fund
88.	Columbia New York Tax-Exempt Fund
89.	Columbia Oregon Intermediate Municipal Bond Fund
90.	Columbia Pacific / Asia Fund
91.	Columbia Real Estate Equity Fund
92.	Columbia Rhode Island Intermediate Municipal Bond Fund
93.	Columbia Select Large Cap Growth Fund
94.	Columbia Select Opportunities Fund
95.	Columbia Select Small Cap Fund
96.	Columbia Short-Intermediate Term Bond Fund
97.	Columbia Small Cap Core Fund
98.	Columbia Small Cap Growth Fund I
99.	Columbia Small Cap Value Fund I
100.	Columbia Strategic Income Fund
101.	Columbia Strategic Investor Fund
102.	Columbia Tax-Exempt Fund
103.	Columbia Technology Fund
104.	Columbia U.S. Treasury Index Fund
105.	Columbia Value & Restructuring Fund
106.	Columbia World Equity Fund

COLUMBIA ACORN & WANGER BOARD FUNDS

Columbia Acorn Trust

107.	Columbia Acorn Fund
108.	Columbia Acorn International Fund
109.	Columbia Acorn International Select Fund
110.	Columbia Acorn Select Fund
111.	Columbia Acorn USA Fund
112.	Columbia Thermostat Fund

COLUMBIA FUNDS

DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES

FORM A

DEFERRED COMPENSATION AGREEMENT

DEFERRAL ELECTION FORM

TO:	Secretary of the Funds
FROM:
DATE:

With respect to the Deferred Compensation Agreement (the “Agreement”) dated as of                              , 200        by and between the undersigned and the Columbia Funds, I hereby make the following election:

Deferral of Compensation

Starting with Compensation to be paid to me with respect to services provided by me to the Funds, commencing with the calendar year beginning after the date this election form is filed, with the Secretary of the Funds, and for all payments thereafter (unless subsequently amended by way of a new election form filed in accordance with the terms of the Agreement), I hereby elect that             percent (            %) of my Compensation (as defined under the Agreement) be deferred and that the Funds establish a bookkeeping account credited with amounts equal to the amount so deferred (the “Deferral Account”). The Deferral Account shall be further credited with income equivalents as provided under the Agreement. Each Compensation Deferral (as defined in the Agreement) shall be deemed invested as of the end of the calendar quarter during which such Compensation Deferral is withheld from my Compensation.

I understand that the amounts held in the Deferral Account shall remain the general assets of the Funds and that I am merely a general creditor of the Funds with respect to the distribution of this Deferral Account. I may not sell, encumber, pledge, assign or otherwise alienate the amounts held under the Deferral Account.

Form A-1

COLUMBIA FUNDS DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES

I hereby agree that the terms of the Agreement are incorporated herein and are made a part hereof. Dated as of the day and year first above written.

TRUSTEE

Signature:

Print Name:

Date:

THE FUNDS

Signature:

Print Name of Officer:

Date:

Form A-2

COLUMBIA FUNDS

DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES

FORM B

DEFERRED COMPENSATION AGREEMENT

INVESTMENT DESIGNATION FORM

TO:	Secretary of the Funds
FROM:
DATE:

I hereby elect that my Deferral Account under the Agreement be deemed invested in the manner indicated below. My election is considered valid only if it is designated in multiples of 5%, with a minimum percentage allocation of 10% per investment media.

A. This form shall apply to the designation of investment media with respect to:

Check Only One (1 or 2 below):

1. ☐ My	entire Deferral Account;

2.            ☐            The portion of my Deferral Account attributable to deferrals of my Compensation earned with respect to future calendar years.

B. My election of investment media with respect to the portion of my account designated above, is as follows:

INVESTMENT MEDIA NAME	PERCENTAGE ALLOCATION

	______	%

	______	%

	______	%

	______	%

	______	%
TOTAL	100%

Form B-1

COLUMBIA FUNDS DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES

I acknowledge that I may amend this Investment Designation in the manner, and at such time, as permitted under the Agreement. Furthermore, I acknowledge that, pursuant to the Agreement, the Board of Trustees has reserved the right to disregard the elections I have made above and may consider my Deferral Account to be deemed invested in a fund of its choosing. Each Compensation Deferral contribution (as defined in the Agreement) shall be deemed invested as of the end of the calendar quarter during which such Compensation Deferral is withheld from my Compensation.

TRUSTEE

Signature:

Print Name:

Date:

THE FUNDS

Signature:

Print Name of Officer:

Date:

Form B-2

COLUMBIA FUNDS

DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES

FORM C

DEFERRED COMPENSATION AGREEMENT

DISTRIBUTION ELECTION FORM

TO:	Secretary of the Funds
FROM:
DATE:

This Distribution Election Form shall apply to (Check Only One):

☐     My entire Deferral Account (available only if this Form is filed on or before December 31, 2007).

☐     The portion of my Deferral Account attributable to future Compensation, or

☐     If this Form is filed after December 31, 2007, the portion of my Deferral Account designated in a prior Distribution Election Form dated:                     . (See Note below regarding restrictions on designations that change a prior Distribution Election.)

I hereby elect that my Deferral Account be distributed in accordance with one of the following methods I initial below:

Method #1:

                     I hereby elect to receive cash distributions from the portion of my Deferral Account designated above in generally equal quarterly installments over the following period of time:

            one (1) year

            two (2) years

            three (3) years

            four (4) years

            five (5) years

            six (6) years

            seven (7) years

            eight (8) years

            nine (9) years

            ten (10) years

Form C-1

COLUMBIA FUNDS DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES

Cash distributions shall commence on the fifteenth (15th) day of the first calendar quarter following the later of (i) the quarter in which I attain age sixty-five (65) or (ii) the quarter in which my service as a Trustee terminates. However, if this election changes an earlier Distribution Election, see Note below regarding restrictions on designations that change a prior Distribution Election.

OR

Method #2:

                    I hereby elect to receive a lump sum cash distribution from the portion of my Deferral Account designated above during the first calendar quarter following the later of (i) the quarter in which I attain age sixty-five (65) or (ii) the quarter in which my service as a Trustee terminates. However, if this election changes an earlier Distribution Election, see Note below regarding restrictions on designations that change a prior Distribution Election.

Note Regarding Post-2007 Changes to a Prior Distribution Election:

If this Distribution Election Form is filed after December 31, 2007 and changes a prior Distribution Election, to be valid, I understand that this election form (i) must be filed with the Secretary of the Funds at least one year prior to the Distribution Commencement Date I previously elected with respect to such Compensation Deferrals, and (ii) shall not be effective until one (1) year has elapsed from the date of filing of such form.

In addition, under any change to a prior Distribution Election that is filed after December 31, 2007, payment shall commence [            ] (must be at least 5) years after the date benefits would have commenced under the prior Distribution Election that is being changed. For example, if the prior Distribution Election would have provided for payment at the later of (i) the quarter in which I attain age sixty-five (65) or (ii) the quarter in which my service as a Trustee terminates, the new Distribution Election Form cannot permit distribution before the later of (i) the quarter in which I attain age seventy (70) or (ii) five (5) years after the termination of my service as a Trustee, unless my service as Trustee terminates as the result of my death or Disability. If my service as Trustee terminates as the result of my death or Disability, Distributions shall commence on the fifteenth (15th) day of the first calendar quarter following the later of (i) the quarter in which I attain (or, in the case of death, would have attained) age sixty-five (65) or (ii) the quarter in which my service as a Trustee terminates as the result of my death or Disability.

For purposes of this Distribution Election Form, my termination of service shall include retirement, death, Disability (as defined in the Agreement) or any other voluntary or involuntary termination of my service as a Trustee.

Optional Election to Accelerate Distribution Upon Death

☐

In the event of my death prior to payment of all (or any portion) of my Deferral Account, I elect to have any unpaid amounts in my Deferral Account paid in a lump sum to my Beneficiary(ies) on the fifteenth (15th) day of the first calendar quarter following the quarter in which my death occurs.

Form C-2

COLUMBIA FUNDS DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES

I understand that if this form amends a previous distribution election, I will be restricted by the Agreement regarding the earliest distribution date

If no such valid Distribution Election Form is on file with the Secretary of the Funds, then my Deferral Account shall be paid in generally equal quarterly installments over a period of five (5) years commencing on the first day of the first calendar quarter following the later of (i) the quarter in which I attain age sixty-five (65) or (ii) the quarter in which my service as a Trustee terminates.

TRUSTEE

Signature:

Print Name:

Date:

THE FUNDS

Signature:

Print Name of Officer:

Date:

Form C-3

COLUMBIA FUNDS

DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES

FORM D

DEFERRED COMPENSATION AGREEMENT

BENEFICIARY DESIGNATION FORM

TO:	Secretary of the Funds
FROM:
DATE:

With respect to the Deferred Compensation agreement (the “Agreement”) dated as of                      , 200        by and between the undersigned and the Funds, I hereby make the following beneficiary designations:

I.	Primary Beneficiary

I hereby appoint the following as my Primary Beneficiary(ies) to receive at my death the amounts held in my Deferral Account under the Agreement. In the event I am survived by more than one Primary Beneficiary, such Primary Beneficiaries shall share equally in such amounts unless I indicate otherwise on an attachment to this form:

Name	Relationship

Address

City	State	Zip

Form D-1

COLUMBIA FUNDS DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES

II.	Secondary Beneficiary

In the event I am not survived by any Primary Beneficiary, I hereby appoint the following as my Secondary Beneficiary(ies) to receive death benefits under the Agreement. In the event I am survived by more than one Secondary Beneficiary, such Secondary Beneficiaries shall share equally unless I indicate otherwise on an attachment to this form:

Name	Relationship

Address

City	State	Zip

I understand that I may revoke or amend the above designations at any time. I further understand that if I am not survived by a Primary or Secondary Beneficiary, my Beneficiary shall be as set forth under the Agreement.

TRUSTEE

Signature:

Print Name:

Date:

THE FUNDS

Signature:

Print Name of Officer:

Date:

Form D-2